SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): July 21, 2008
UNIVERSAL ELECTRONICS INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-21044 (Commission File No.)	33-0204817 (I.R.S. Employer Identification No.)
6101 Gateway Drive
Cypress, California 90630
(Address of principal executive offices, with Zip Code)
(714) 820-1000
(Registrant’s telephone number, including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
Due to a change in the administrator (from Principal Financial to MassMutual) for the Universal Electronics Inc. (“Universal”) 401(k) and Profit Sharing Plan (the “Plan”), restrictions will be imposed on transactions in Universal common stock within the Plan during a brief transition period. Specifically, no transactions in Universal stock will be permitted during a period beginning at 12:00 a.m. Eastern Daylight Time on July 21, 2008 and expected to end during the week of August 3, 2008 through August 9, 2008 (the “Blackout Period”). Interested parties may obtain, without charge, information regarding the Blackout Period by contacting Richard A. Firehammer, Jr., Senior Vice President and General Counsel, Universal Electronics Inc., 8350 Devon Court, Chagrin Falls, Ohio, 44023.
Under Regulation BTR, transactions by Universal directors and executive officers in Universal securities will be restricted during the Blackout Period. The notice to this effect provided to Universal’s directors and executive officers on July 31, 2008 is included as Exhibit 99.1 to this filing and incorporated herein by reference.
The date Universal received the notice required by section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974 was July 21, 2008.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits. The following exhibit is furnished with this report.
     99.1 Notice of temporary suspension of trading under the Company’s employee benefit plans.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Universal Electronics Inc.
Date: July 31, 2008	By:	/s/ Bryan Hackworth
Bryan Hackworth
Chief Financial Officer (Principal Financial Officer)

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Notice of temporary suspension of trading under the Company’s employee benefit plans.